Exhibit 4.6

FIFTEENTH SUPPLEMENTAL INDENTURE

BETWEEN

DOMINION ENERGY, INC.

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

SERIES TRUSTEE

DATED AS OF JUNE 27, 2019

SERIES A-2 3.071% JUNIOR SUBORDINATED NOTES DUE 2024

(formerly designated 2016 Series A-2 2.0% Remarketable Subordinated Notes due 2024)

i

FIFTEENTH SUPPLEMENTAL INDENTURE

THIS FIFTEENTH SUPPLEMENTAL INDENTURE, dated as of June 27, 2019 (the “Fifteenth Supplemental Indenture”), is between DOMINION ENERGY, INC., a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee of the series of Securities established by the Twelfth Supplemental Indenture (hereinafter defined), having a corporate trust office at 60 Wall Street, 24th Floor, New York, New York 10005 (herein called the “Series Trustee”).

WHEREAS, the Company has heretofore entered into a Junior Subordinated Indenture II, dated as of June 1, 2006, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) (the “Original Trustee”), as supplemented and amended by the Third Supplemental and Amending Indenture, dated as of June 1, 2009 (as so amended, the “Base Indenture”), among the Company, the Original Trustee and the Series Trustee;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented and amended by the Twelfth Supplemental Indenture dated as of August 1, 2016 between the Company and the Series Trustee (the “Twelfth Supplemental Indenture”), as supplemented and amended by this Fifteenth Supplemental Indenture, and as may be hereafter supplemented or amended from time to time in accordance herewith and therewith, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Series Trustee;

WHEREAS, pursuant to the Base Indenture, as supplemented and amended by the Twelfth Supplemental Indenture, the Company created a new series of Securities designated as the 2016 Series A-2 2.0% Remarketable Subordinated Notes due 2024 (the “Series A-2 Notes”) and appointed the Series Trustee as Trustee under the Base Indenture with respect to such series of Securities;

WHEREAS, a Successful Remarketing of the Series A-2 Notes has been conducted pursuant to the Remarketing Agreement (as defined herein) and the Reset Rate has been established in connection with such Successful Remarketing as 3.071% per annum;

WHEREAS, Section 10.1(f) of the Base Indenture and Section 8.1 of the Twelfth Supplemental Indenture provide for the Company and the Series Trustee to enter into an indenture supplemental to the Base Indenture to correct or supplement any provision contained in the Base Indenture or in any supplemental indenture thereto, including the Twelfth Supplemental Indenture, or to make such other provision in regard to matters arising under the Base Indenture or any supplemental indenture, including the Twelfth Supplemental Indenture; provided, however, that such action shall not adversely affect the interest of the holders of Securities of any series in any material respect;

WHEREAS, SECTION 8.1 of the Twelfth Supplemental Indenture provides that the Company and the Series Trustee may amend the Twelfth Supplemental Indenture to conform the provisions thereof to the descriptions thereof contained in the preliminary prospectus supplement dated August 8, 2016 for the Series A-2 Notes, as supplemented by the Final Term Sheet filed on August 10, 2016 as a free writing prospectus and used in connection with the offering of the Equity Units, under the heading entitled “Description of the Remarketable Subordinated Notes”;

WHEREAS, the Company has requested that the Series Trustee execute and deliver this Fifteenth Supplemental Indenture, in order to revise the designation of the Series A-2 Notes following a Successful Remarketing and all references to such designation in the Twelfth Supplemental Indenture from the “XX% Junior Subordinated Notes due 2024” to the “Series A-2 3.071% Junior Subordinated Notes due 2024,” and to replace the references to the Company’s former name (Dominion Resources, Inc.) with references to its current name (Dominion Energy, Inc.);

WHEREAS, the Company has also requested that the Series Trustee execute and deliver this Fifteenth Supplemental Indenture, in order to conform to the last sentence of SECTION 8.1 to the description thereof contained in the preliminary prospectus supplement dated August 8, 2016 for the Equity Units, as supplemented by the Final Term Sheet filed on August 10, 2016 as a free writing prospectus and used in connection with the offering of the Equity Units, under the heading entitled “Description of the Remarketable Subordinated Notes – General”;

WHEREAS, the Company has confirmed to the Series Trustee that all requirements necessary to make this Fifteenth Supplemental Indenture a valid instrument in accordance with its terms and the terms of the Base Indenture and the Twelfth Supplemental Indenture have been performed, and that the execution and delivery of this Fifteenth Supplemental Indenture has been duly authorized by the Company in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

RELATION TO INDENTURE; ADDITIONAL DEFINITIONS

1.1    Relation to Indenture. This Fifteenth Supplemental Indenture constitutes an integral part of the Base Indenture, and supplements and amends the Base Indenture, as supplemented and amended by the Twelfth Supplemental Indenture, solely with respect to the designation of the Series A-2 Notes following a Successful Remarketing and all references to such designation therein. To the extent of any inconsistency between this Fifteenth Supplemental Indenture and the Base Indenture or the Twelfth Supplemental Indenture, this Fifteenth Supplemental Indenture shall govern.

1.2    Additional Definitions. For all purposes of this Fifteenth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)    the capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Indenture as supplemented and amended by the Twelfth Supplemental Indenture, or, if not defined in the Base Indenture, as supplemented and amended by the Twelfth Supplemental Indenture, in the Purchase Contract and Pledge Agreement;

(b)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c)    all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(d)    a reference to a Section or Article is to a Section or Article of this Fifteenth Supplemental Indenture unless otherwise stated;

(e)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Fifteenth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(f)    headings are for convenience of reference only and do not affect interpretation;

“Corporate Trust Office of the Series Trustee” means the office of the Series Trustee at which at any particular time its corporate trust business with respect to the series of Securities herein described shall be principally administered, which office at the date of original execution of this Fifteenth Supplemental Indenture is located at 60 Wall Street, 24th Floor, New York, New York 10005, Attention: Corporates Team – Dominion Energy.

“Junior Subordinated Notes” shall have the meaning specified in SECTION 2.1 and SECTION 2.3 hereof.

“Remarketed Notes” means, with respect to the 2019 Successful Remarketing, the $700,000,000 aggregate principal amount of Series A-2 Notes underlying the Pledged Applicable Ownership Interests in Notes as identified to the Remarketing Agents by the Purchase Contract Agent pursuant to the terms of the Purchase Contract and Pledge Agreement. There were no Separate Notes subject to the Remarketing.

“Remarketing Agents” means Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, and RBC Capital Markets, LLC, the Remarketing Agents appointed by the Company, pursuant to the Remarketing Agreement.

“Remarketing Agreement” means the Remarketing Agreement, dated as of May 20, 2019, between the Company, the Purchase Contract Agent and the Remarketing Agents, as the reset agents and the remarketing agents, for the remarketing of up to $700,000,000 aggregate principal amount of the Series A-2 Notes.

“2019 Successful Remarketing” means the Successful Remarketing of the Remarketed Notes conducted by the Remarketing Agents pursuant to the Remarketing Agreement, with a Remarketing Settlement Date of even date herewith.

The terms “Company,” “Original Trustee,” “Series Trustee,” “Base Indenture,” “Twelfth Supplemental Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Fifteenth Supplemental Indenture.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE SERIES A-2 NOTES

2.1    Designation and Principal Amount. The Series A-2 Notes following the 2019 Successful Remarketing are hereby re-designated as a series of Securities to be known as the Series A-2 3.071% Junior Subordinated Notes due 2024 (the “Junior Subordinated Notes”), with such series limited in principal amount to $700,000,000. All references to the Series A-2 Notes following the 2019 Successful Remarketing or to the Junior Subordinated Notes in the Twelfth Supplemental Indenture or to the form of post-Successful Remarketing Series A-2 Note attached as Exhibit B thereto shall be deemed to be references to the Junior Subordinated Notes following the re-designation effected by this Fifteenth Supplemental Indenture.

2.2    Modified Terms. The parties hereto acknowledge that as a result of the 2019 Successful Remarketing, (a) the terms of the Junior Subordinated Notes are, effective as of the date hereof, the modified terms provided for in Section 9.4 of the Twelfth Supplemental Indenture and (b) the Reset Rate is 3.071%.

2.3    Amendment of the Twelfth Supplemental Indenture.

(a)    The penultimate sentence of Section 2.1 is hereby amended by deleting the initial version and replacing it with the following: “Following the 2019 Successful Remarketing, the Series A-2 Notes will be re-designated as a series of Securities to be known as the Series A-2 3.071% Junior Subordinated Notes due 2024 (the “Junior Subordinated Notes”), with 3.071% being the applicable Reset Rate established in the 2019 Successful Remarketing.”

(b)    Section 2.9 of the Twelfth Supplemental Indenture is hereby amended by revising the third sentence to read as follows: “Upon receipt of such confirmation, the Series Trustee shall either (i) increase the principal amount of a Global Note held by the Series Trustee in an amount equal to the Reduced Principal Amount by an endorsement made by the Series Trustee on such Global Note to reflect such increase or (ii) in the event of a Successful Remarketing, authenticate and deliver new global notes issued in the form attached as Exhibit B hereto in an aggregate principal amount equal to the Reduced Principal Amount.”

(c)    Section 8.1 of the Twelfth Supplemental Indenture is hereby amended by revising the final sentence to read as follows: “Notwithstanding anything to the contrary in the Base Indenture, Section 10.1(i) of the Base Indenture will not apply to the Series A-2 Notes.”

(d)    The Twelfth Supplemental Indenture is hereby amended by replacing all references to “Dominion Resources, Inc.” with references to “Dominion Energy, Inc.” and by replacing the CUSIP No. and ISIN No. specified therein with respect to the Junior Subordinated Notes with “25746U DB2” and “US25746UDB26,” respectively.

(e)    Exhibit B to the Twelfth Supplemental Indenture is hereby amended by replacing such exhibit in its entirety with the exhibit attached hereto.

ARTICLE III

FORM OF JUNIOR SUBORDINATED NOTE

3.1    Form of Junior Subordinated Note. The Junior Subordinated Notes and the Series Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached to the Twelfth Supplemental Indenture as Exhibit B, as amended in accordance with Section 2.3(e) of this Fifteenth Supplemental Indenture.

ARTICLE IV

MISCELLANEOUS

4.1    Ratification of Indenture; Fifteenth Supplemental Indenture Controls. The Base Indenture, as supplemented and (solely for purposes of the Series A-2 Notes) amended by the Twelfth Supplemental Indenture, as supplemented and amended by this Fifteenth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifteenth Supplemental Indenture shall be deemed part of the Base Indenture, as supplemented and amended by the Twelfth Supplemental Indenture, in the manner and to the extent herein and therein provided. The provisions of this Fifteenth Supplemental Indenture shall supersede the provisions of the Base Indenture, as supplemented and amended by the Twelfth Supplemental Indenture, to the extent the Base Indenture, as supplemented and amended by the Twelfth Supplemental Indenture, is inconsistent herewith.

4.2    Recitals. The recitals herein contained are made by the Company only and not by the Original Trustee or the Series Trustee, and neither the Original Trustee nor the Series Trustee assumes any responsibility for the correctness thereof. Neither the Original Trustee nor the Series Trustee makes any representation as to the validity or sufficiency of this Fifteenth Supplemental Indenture. All of the provisions contained in the Base Indenture, as supplemented and amended by the Twelfth Supplemental Indenture, in respect of the rights, powers, privileges, protections, duties and immunities of the Original Trustee shall be applicable, but only to the Series Trustee in respect of the Junior Subordinated Notes and of this Fifteenth Supplemental Indenture (to the extent relating to the Junior Subordinated Notes) as fully and with like effect as if set forth herein in full.

4.3    Governing Law. This Fifteenth Supplemental Indenture and each Junior Subordinated Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the conflicts of law principles thereof.

4.4    Separability. In case any one or more of the provisions contained in this Fifteenth Supplemental Indenture or in the Junior Subordinated Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fifteenth Supplemental Indenture or of the Junior Subordinated Notes, but this Fifteenth Supplemental Indenture and the Junior Subordinated Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

4.5    Counterparts. This Fifteenth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fifteenth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifteenth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifteenth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Supplemental Indenture to be duly executed as of the date first above written.

DOMINION ENERGY, INC.

By:	/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Series Trustee

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Vice President

By:	/s/ Debra A. Schwalb
Name:	Debra A. Schwalb
Title:	Vice President

Amended and Restated Exhibit B to the Twelfth Supplemental Indenture

[Attached]

EXHIBIT B

FORM OF

SERIES A-2 3.071% JUNIOR SUBORDINATED NOTE DUE 2024

(formerly designated a 2016 Series A-2 2.0% Remarketable Subordinated Note due 2024)

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR JUNIOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]*

THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $1,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF NOTES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

*	Insert in Global Notes.

DOMINION ENERGY, INC.

[Up to]* $[                 ]

SERIES A-2 3.071% JUNIOR SUBORDINATED NOTE DUE 2024

(formerly designated a 2016 Series A-2 2.0% Remarketable Subordinated Note due 2024)

Dated: [            ] [    ], 20[    ]

NUMBER [ ]	CUSIP NO: 25746U DB2*

Registered Holder: Cede & Co.	ISIN NO: US25746UDB26*

DOMINION ENERGY, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of                                          Dollars] ** [specified in the Schedule of Increases or Decreases in Notes annexed hereto]* on August 15, 2024 (the “Stated Maturity”), and to pay interest thereon at the rate of 2.0% per annum, such interest to accrue from August 15, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, subject to any reset of such interest rate in connection with a Successful Remarketing as described below. Subject to changes in the interest payment dates to semi-annual as set forth in the Twelfth Supplemental Indenture in connection with a Successful Remarketing, interest is payable quarterly in arrears on each February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2016 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. On and after June 27, 2019, which date is the Optional Remarketing Settlement Date for a Successful Remarketing conducted on June 24, 2019, interest on this Note will be payable at the Reset Rate of 3.071% per annum. The Reset Rate was established pursuant to the terms of the Indenture and the Remarketing Agreement. Any principal and any installment of interest that is overdue shall bear interest at the rate of 3.071% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

*	Insert in Global Notes
**	Insert in Junior Subordinated Notes other than Global Notes.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or any Junior Subordinated Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 2.3 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Junior Subordinated Notes may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Notes, will be the first day of the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business Day, the next preceding Business Day); provided that if any of the Junior Subordinated Notes are held by a securities depository in book-entry form, the Regular Record Date for such Junior Subordinated Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

If an Interest Payment Date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.

This Note may be presented for payment of principal and interest at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York; provided, however, that payment of interest will be made by the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Notes or (ii) if such Person so requests and designates an account in writing to the Series Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Priority Indebtedness of the Company and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Series Trustee under the Indenture.

IN WITNESS WHEREOF, DOMINION ENERGY, INC. has caused this instrument to be duly executed.

DOMINION ENERGY, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Series Trustee

By:
Authorized Signatory

Dated:

REVERSE OF NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series pursuant to the Junior Subordinated Indenture II, dated as of June 1, 2006, as heretofore supplemented and amended, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) (herein called the “Original Trustee”), as supplemented and amended by the Third Supplemental and Amending Indenture dated as of June 1, 2009 (as so amended, the “Base Indenture”), by and among the Company, the Original Trustee and Deutsche Bank Trust Company Americas, as Series Trustee (herein called the “Series Trustee,” which term includes any successor series trustee for the Junior Subordinated Notes under the Indenture), as further supplemented by a Twelfth Supplemental Indenture dated as of August 1, 2016 by and between the Company and the Series Trustee, as Trustee of the series of Securities established thereby (the “Twelfth Supplemental Indenture”), as amended by the Fifteenth Supplemental Indenture dated as of June 27, 2019 by and between the Company and the Series Trustee (the “Fifteenth Supplemental Indenture” and, together with the Base Indenture and the Twelfth Supplemental Indenture, as they may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Original Trustee, the Series Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Security is one of the series designated on the face hereof (the “Junior Subordinated Notes”) which is limited in aggregate principal amount to $700,000,000.

Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.

The Company may not redeem the Junior Subordinated Notes prior to maturity.

The Junior Subordinated Notes are not subject to the operation of any sinking fund and are not repayable at the option of a Holder thereof prior to the Stated Maturity.

In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Junior Subordinated Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The provisions of Section 12.5 (Defeasance and Covenant Defeasance) of the Base Indenture shall not apply to the Junior Subordinated Notes.

The Company will not pay any additional amounts to any Holder who is not a United States person in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Junior Subordinated Notes by the Company and the Series Trustee with the consent of the Holders of not less than a majority in principal amount of the Junior Subordinated Notes outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Junior Subordinated Notes at the time outstanding, on behalf of the Holders of all outstanding Junior Subordinated Notes, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the outstanding Junior Subordinated Notes, to waive on behalf of all of the Holders of Junior Subordinated Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Junior Subordinated Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, no Holder of Junior Subordinated Notes shall have any right by virtue or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Series Trustee written notice of an Event of Default and of the continuance thereof, as provided in the Indenture, and unless also the Holders of not less than a majority in principal amount of all the Securities at the time outstanding (considered as one class) shall have made written request upon the Series Trustee to institute such action, suit or proceeding in its own name as Series Trustee under the Indenture and shall have offered to the Series Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Series Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Series Trustee pursuant to Section 6.6 of the Base Indenture; it being understood and intended, and being expressly covenanted by the taker and Holder of every Junior Subordinated Note with every other taker and Holder and the Series Trustee, that no one or more Holders of Junior Subordinated Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of Section 6.4 of the Base Indenture, each and every Securityholder and the Series Trustee shall be entitled to such relief as can be given either at law or in equity.

Nothing contained in the Indenture is intended to or shall impair, as between the Company and the Holders of the Junior Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay to such Holders the principal of and interest on such Junior Subordinated Notes when, where and as the same shall become due and payable, all in accordance with the terms of the Junior Subordinated Notes, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Priority Indebtedness of the Company, nor shall anything herein or therein prevent the Series Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article XIV of the Base Indenture of the holders of Priority Indebtedness of the Company in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Register of the Junior Subordinated Notes upon surrender of this Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Junior Subordinated Note or Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Except as otherwise provided in the Indenture, Junior Subordinated Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Notes in certificated form. Unless and until such Global Notes are exchanged for Junior Subordinated Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Junior Subordinated Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Note as indebtedness and to take other positions for such tax purposes as set forth in the Twelfth Supplemental Indenture.

Prior to due presentment for registration of transfer of this Note, the Company, the Series Trustee, and any agent of the Company or the Series Trustee may deem and treat the person in whose name this Note shall be registered upon the Register of the Junior Subordinated Notes of this series as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Series Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

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(please insert Social Security or other identifying number of assignee)

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

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agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:                  ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THIS NOTE

The initial principal amount of this Note is:

Changes to Principal Amount of [Global] Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Signatory of Series Trustee

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